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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              YELLOW CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                              YELLOW CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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    /1 Set forth the amount on which the filing fee is calculated and state how it was determined.
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
                     10777 Barkley                     GEORGE E. POWELL III
                     Overland Park, KS 66211-1162      President and
                     913 967-4400                      Chief Executive Officer
                     913 967-4404 Fax

   YELLOW  CORPORATION

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                                                           April 11, 1994

       Dear Shareholder:

       It is our understanding that an organization calling itself the "Yellow Shareholders Committee" has circulated a proxy statement and proxy card seeking votes in favor of two shareholder proposals in connection with Yellow Corporation's annual meeting of shareholders scheduled for Thursday, April 21, 1994. As is plainly evident from the form of the proxy, the "Yellow Shareholders Committee" is NOT an independent shareholders committee -- but a front for the Teamsters Union.

       The Company believes the Teamsters' proposal criticizing the Company's staggered Board does not raise legitimate corporate governance questions. The Teamsters' tactic is a blatantly obvious effort to pressure the Company in their ongoing contract disputes with our two principal operating subsidiaries, Yellow Freight System, Inc. and Preston Trucking Company, Inc.

       The Company also believes that the Teamsters' second proposal concerning confidential voting is NOT validly up for consideration at Yellow Corporation's annual meeting. Therefore, the Company does NOT intend to entertain a motion at our meeting with respect to this proposal. Please note that this second proposal appears only on the Teamsters' proxy card and not on the Company's proxy.

       It is important to remember that the nationwide Teamsters strike has caused Yellow Freight to cease operations. Though Preston's strike ended today, April 11, Preston still has not signed a conclusive bargaining agreement with the Teamsters. The Company's position is that if Yellow Freight and Preston are forced to sign the type of contract that the Teamsters are demanding, then the consequences would be extremely harmful to the Company's future and clearly would not be in the best interests of its stockholders.

       In the Company's opinion, a vote in favor of the two Teamsters-sponsored proposals will serve only to give the Union a propaganda victory and will increase the pressure on Yellow Freight and Preston, making it more difficult for them to resist the Union's contract demands. Accordingly, the Company strongly urges all stockholders to recognize the true nature of the Teamsters-sponsored proposals and the risk they represent to the best interests of the Company by voting AGAINST both of them.

       If you have already voted FOR either of the Teamsters' proposals, you have every legal right to change your vote. Please call us at
       (800) 967-4380 if you have any questions. If you need assistance in voting or changing your vote, please call MacKenzie Partners, Inc., which is assisting the Company with this matter, at (800) 322-2885. Thank you for your continuing interest in the business and affairs of Yellow Corporation.

                                            Sincerely,

                                            GEORGE E. POWELL III